Revised 6/21/95

                                       BY-LAWS


                                         OF


                               WINN-DIXIE STORES, INC.

                               * * * * * * * * * * * *

                                     ARTICLE I.

                                       Offices

               Section 1. Registered Office and Principal Office: The registered office and principal office of the Corporation shall be located at 5050 Edgewood Court, in the City of Jacksonville, County of Duval, and State of Florida.

               Section 2. Registered Agent: The registered agent of the Corporation shall be located at the registered office of the Corporation in the State of Florida and shall be designated by resolution of the Board of Directors.

               Section 3. Other Offices: The Corporation may have other offices, either within or outside of the State of Florida, at such place or places as the Board of Directors may from time to time designate or the business of the Corporation may require.

                                     ARTICLE II.

                                        Seal

               Section 1. The corporate seal shall be circular in form and shall have inscribed thereon the name of the Corporation, the year of its incorporation (1928) and the words "Corporate Seal, Florida."

               Section 2. The Secretary shall be the custodian of the Seal and shall affix the same to all writings and documents requiring the Seal of the Company as authorized by the Board of Directors.

                                    ARTICLE III.

                              Meetings of Stockholders

               Section 1. Place: All meetings of the stockholders shall be held at the principal office of the Corporation in the City of Jacksonville, County of Duval and State of Florida, or at such other place, within or without the State of Florida, as may be designated by the Board of Directors and stated in the notice of meeting.

               Section 2. Annual Meeting: The annual meeting of stockholders shall be held at 9:00 o'clock A.M. on the first Wednesday in October each year, or at such other time and on such other date as the Board of Directors may determine, for the election of Directors and for the transaction of such other business as may be brought before the meeting.

               Any general business pertaining to the affairs of the Corporation may be transacted at the Annual Meeting without special notice.

               The directors elected at the annual meeting shall be elected by plurality vote of the stockholders entitled to vote and present or duly represented at such meeting.


               Section 3. Special Meetings: Special meetings of the stockholders may be called at any time by the Chairman of the Board, or by the Board of Directors. The Corporation shall hold a special meeting of stockholders if the holders of not less than thirty percent (30%) of all votes entitled to vote on any issue proposed to be considered at the proposed special meeting shall sign, date and deliver to the Corporation's Secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held. Only business within the purpose or purposes described in the special meeting notice may be conducted at a special stockholders' meeting.


               Section 4. Notice: The Secretary shall notify stockholders of the date, time and place of the Annual Meeting no fewer than ten (10) or more than sixty (60) days before the meeting date, and shall send each holder of record of stock entitled to vote at such meeting, at the stockholder's address as it appears in the Corporation's current record of stockholders, a notice of such annual meeting, by mail postage prepaid, stating the time and place of such meeting. A similar notice shall be given by the Secretary of all special meetings, and in addition to the requirements for notice of annual meeting, the notice for special meetings shall include a description of the purpose or purposes for which the meeting is called; PROVIDED, HOWEVER, that any action taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice, and without a vote, if (i) the action is taken by the holders of outstanding stock entitled to vote thereon having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting, (ii) the approving stockholders shall sign a written consent authorizing such action and deliver such consent to the Corporation as provided in Section 607.0704, Florida Business Corporation Act, and (iii) within ten (10) days after such authorization by written consent is obtained, notice shall be given those stockholders who have not consented in writing pursuant to provisions of Section 607.0704(3) of the Florida Business Corporation Act.

               Section 5. Waiver of Notice: A stockholder may waive notice of any meeting before or after the date and time stated in the notice. The waiver must be in writing, signed by the stockholder and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A stockholder's attendance, in person or by proxy, at a meeting (i) waives objection to lack of notice or defective notice of the meeting, unless the stockholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, or
          (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the stockholder objects to considering the matter when it is presented.

               Section 6. Quorum: The holders of a majority of the issued and outstanding shares of Capital Stock of the Company entitled to vote at the meeting, represented in person or by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders except as may be otherwise provided by law or the Articles of Incorporation. The holders of a majority of shares represented, and who would be entitled to vote at a meeting if a quorum were present, where a quorum is not present, may adjourn such meeting from time to time.

               Once a share is represented for any purpose at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is set for the adjourned meeting.

               Section 7. Proxies: Any stockholder entitled to vote at any meeting of stockholders may be represented and vote at such meeting by proxy duly authorized by written appointment signed by such stockholder or duly authorized attorney-in-fact. An executed telegram or cablegram appearing to have been transmitted by such person, or a photographic, photostatic or equivalent reproduction of an appointment form, is a sufficient appointment form. An appointment by proxy is valid for 11 months from date of execution unless a longer date is expressly provided in the appointment form.

               Section 8. Voting of Shares: Unless otherwise provided in the Articles of Incorporation or these By-Laws, each outstanding share entitled to vote shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. If a quorum exists, action on a matter is approved if the votes cast by the stockholders entitled to vote favoring the action exceeds the votes cast opposing the action, unless a greater vote is required by Law, the Articles of Incorporation or these By-Laws. If prior to the voting for the election of directors, demand shall be made by or on behalf of any shares entitled to vote at such meeting, the election of directors shall be by ballot.

               Section 9. Voting Lists: The Secretary shall prepare, at least ten (10) days before each meeting of stockholders, an alphabetical list of the stockholders entitled to notice of the meeting, which shall show the address of and the number of shares held by each stockholder. Any stockholder, his attorney or agent, on written demand as provided by statute may inspect the list during regular business hours at his expense during the period it is available for inspection. The list shall be open for examination of any stockholder, or his attorney or agent, at the place where the meeting is to be held for ten (10) days prior to such meeting and shall be kept available for inspection by any stockholder at any time during the meeting.

                                     ARTICLE IV.

                                      Directors

               Section 1. Powers: All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors.

               Section 2.  Classification of Board and Number of Directors:
          The Board of Directors shall consist of eleven (11) members who shall be divided into three classes, with the number of directors in each class to be as nearly equal as possible. At each annual meeting of stockholders, one class of directors shall be elected for three-year terms and until their successors shall be duly elected and shall qualify. The number of directors shall be fixed by the Board of Directors.

               Section 3. Term of Office: Any Director may be elected to serve for one or more years (not exceeding three years) and until his successor is chosen and qualified.

               Section 4. Vacancies: Any vacancies in the Board of Directors shall be filled in accordance with the provisions of Article NINTH of the Articles of Incorporation. An increase in the number of Directors shall create vacancies for the purpose of this section.

               Section 5. Removal: The Board of Directors or any individual director may be removed from office only in accordance with the provisions of Article NINTH of the Articles of Incorporation.

               Section 6. Meetings: The Board of Directors shall meet immediately after the Annual Meeting of Stockholders at the same place as the Annual Meeting of Stockholders.

               Regular meetings of the Board of Directors may be held without notice of the date, time, place or purpose of the meeting.

               Special meetings of the Board of Directors may be called by the Chairman of the Board or by the President, and shall be called by the Chairman of the Board or Secretary upon the written request of not less than three (3) Directors. Notice of special meetings may be communicated in person or by mail to each Director at least three (3) days in advance, or by telephone, telegraph, teletype or other form of electronic communication to each Director at least twenty-four (24) hours in advance of the meeting. Such notice shall specify the time and place of meeting.

               Any or all Directors may participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all Directors participating may simultaneously hear each other during the meeting.

               Section 7. Place of Meetings: Until otherwise prescribed, the regular meetings of the Board of Directors shall be held in the City of Jacksonville, Florida, at the office of the Company or at such other place as may be agreed upon by the Board. The Board of Directors may hold Special Meetings and may have one or more offices and may keep the books of the Corporation (except such books as are required by Law to be kept within the State of Florida) either within or outside of the State of Florida, at such place or places as it may from time to time determine.

               Section 8. Quorum: Unless the Articles of Incorporation or these By-Laws provide otherwise, a majority of the number of Directors fixed by the By-Laws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

                                     ARTICLE V.

                                      Officers

               Section 1. Election: The officers of the Corporation shall be a Chairman of the Board of Directors, a President, an Executive Vice President, a Secretary and a Treasurer. The Corporation may also have, at the discretion of the Board of Directors, one or more Vice Chairmen of the Board of Directors, one or more Senior Vice Presidents, one or more Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers as may from time to time be elected by the Board of Directors. None of these officers, except the President, the Chairman of the Board of Directors, and the Vice Chairman or Vice Chairmen of the Board of Directors, need be a Director. The officers shall be elected by the Board of Directors at the first meeting of the Board after each Annual Meeting.

               Section 2. Hold Two Offices: Any officer may hold more than one office, except that the Chairman of the Board of Directors and the President shall not be the Secretary or an Assistant Secretary of the Corporation; but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument be required by law or these By-Laws to be executed, acknowledged or verified by any two or more officers.

               Section 3. Term of Office: The officers shall hold office for one year and until their successors are chosen and qualify. Any vacancy occurring among the officers shall be filled by the Board of Directors, but the person so elected to fill the vacancy shall hold office only until the first meeting of the Board of Directors after the next Annual Meeting of stockholders and until his successor is chosen and qualifies.

               Section 4. Agents: The Board of Directors may appoint such agents as it may deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

               Section 5. Removal: Any officer chosen by the Board of Directors may be removed with or without cause at any time by the affirmative vote of a majority of the Board of Directors.

               Section 6. Voting Shares in Other Corporations: The Corporation may vote any and all shares held by it in any other corporation by such officer, agent or proxy as the Board of Directors may appoint, or, in default of any such appointment, by the Chairman of the Board or the President.

                                     ARTICLE VI.

                           The Chairman and Vice Chairmen

                              of the Board of Directors

               Section 1.  The Chairman of the Board of Directors:

                    (a) Duties and Responsibilities: The Chairman of the Board of Directors shall be the Principal Executive Officer of the Corporation, and shall have general management and control of the business and affairs of the Corporation. Except where by law the signature of the President is required, the Chairman of the Board shall possess the same powers as the President to sign all certificates, contracts and other instruments of the Corporation which may be authorized by the Board of Directors. The Chairman, if present, shall preside at all meetings of the stockholders and the Board of Directors, and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chairman shall perform such other duties as may be prescribed by the Board of Directors.

                    (b) Annual Reports: The Chairman of the Board of Directors or the President shall, annually, make a full report to the stockholders, at the annual meeting of stockholders, of the condition of the Company, its resources, liabilities, loans, profits and general financial condition, which report shall be for the fiscal year ending on the last Wednesday in the month of June of each year before such annual meeting.

               Section 2.  Vice Chairmen of the Board of Directors:

               The Vice Chairman of the Board of Directors, if there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors at which the Chairman of the Board of Directors shall not be present. If two Vice Chairmen of the Board of Directors are elected, the one designated by the Board of Directors shall preside at meetings of the Board of Directors in the absence of the Chairman. The Vice Chairman or Vice Chairmen of the Board of Directors shall have such other powers and perform such other duties as may be prescribed for them by the Board of Directors or the By-Laws.

                                    ARTICLE VII.

                                    The President

               The President shall have active supervision and direction of operations of the business and affairs of the Corporation. The President shall sign or countersign all bonds, mortgages, certificates, contracts or other instruments in behalf of the Corporation as authorized by the Board of Directors, and shall perform any and all other duties as are incident to the office of the President or as may be required by the Board of Directors. The President shall have general supervision and direction of all the other officers, employees and agents of the Corporation.



                                    ARTICLE VIII.


                            The Executive Vice President,

                     Senior Vice Presidents and Vice Presidents

               Section 1. The Executive Vice President shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties as the Board of Directors shall prescribe.

               Section 2. Senior Vice Presidents, if any such officers shall have been elected, shall in the absence of the President and Executive Vice President, in the order designated by the President or, failing such designation, by the Board of Directors, perform the duties and exercise the powers of the President. Senior Vice Presidents and other Vice Presidents shall have such powers and perform such duties as may be assigned to them from time to time by the Board of Directors or the President.

                                     ARTICLE IX.

                                    The Treasurer

               Section 1. Chief Accounting Officer: The Treasurer shall be the Chief Accounting Officer of the Corporation.

               Section 2. Accounting Supervision: The Treasurer shall have general supervision of and responsibility for all accounting matters affecting the Corporation and shall perform such other duties as may be prescribed by the Board of Directors or by the President.

               Section 3. Custody of Funds: The Treasurer shall have the custody of the corporate funds and securities, and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. He shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositaries as may be designated by the Board of Directors.

               Section 4. Disbursements: The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements. He shall render to the President and Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

               Section 5. Bond: He shall give the Corporation a bond if required by the Board of Directors, in a sum and with one or more sureties satisfactory to the Board of Directors, for the faithful performance of the duties of his office and for the restoration to the Corporation in case of his death, resignation, retirement or removal from office of all books, papers, vouchers, securities, moneys and other property of whatever kind in his possession or under his control belonging to the Corporation.

                                     ARTICLE X.

                                    The Secretary

               The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give or cause to be given notice of all meetings of the stockholders and of the Board of Directors, and he shall perform such other duties as may be prescribed by the Board of Directors, Chairman of the Board or the President.

                                     ARTICLE XI.

                   Assistant Treasurers and Assistant Secretaries

               The Assistant Treasurers and Assistant Secretaries shall perform such duties as may be prescribed hereunder, or by the Board of Directors, or by the President.

               In the absence or disability of the Treasurer, his duties may be performed by any Assistant Treasurer.

               In the absence or disability of the Secretary, his duties may be performed by any Assistant Secretary.

                                    ARTICLE XII.

                         Duties of Officers may be Delegated

               In case of the absence or disability of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors, by majority vote, may delegate for the time being the powers or duties or any of them of such officer to any other officer or to any Director or to any other person.

                                    ARTICLE XIII.

                                   Indemnification

               Section 1. The Corporation shall indemnify to the fullest extent permitted by Law any person who was or is a party to any proceeding (other than an action by, or in the right of, the Corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

               Section 2. The Corporation shall indemnify to the fullest extent permitted by Law any person, who was or is a party to any proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the Board of Directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

               Section 3. To the extent that a director, officer, employee, or agent of the Corporation has been successful on the merits or otherwise in defense of any proceeding referred to in
          Section 1 or Section 2, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith.

               Section 4. Any indemnification under Section 1 or Section 2, unless pursuant to a determination by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or
          Section 2.  Such determination shall be made:

               (a) By the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding;

               (b) If such a quorum is not obtainable or, even if obtainable, by majority vote of a committee duly designated by the Board of Directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding;

               (c) By independent legal counsel:

                    (i) Selected by the Board of Directors prescribed in paragraph (a) or the committee prescribed in paragraph (b); or

                    (ii) If a quorum of the directors cannot be obtained for paragraph (a) and the committee cannot be designated under paragraph (b), selected by majority vote of the full Board of Directors (in which directors who are parties may participate; or

               (d) By the stockholders by a majority vote of a quorum consisting of stockholders who were not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of stockholders who were not parties to such proceeding.

               Section 5. Evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible. However, if the determination of permissibility is made by independent legal counsel, persons specified by Section 4(c) shall evaluate the reasonableness of expenses and may authorize indemnification.

               Section 6. Expenses incurred by an officer or director in defending a civil or criminal proceeding may be paid by the Corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he is ultimately found not to be entitled to indemnification by the Corporation pursuant to this section. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the Board of Directors deems appropriate.

               Section 7. The indemnification and advancement of expenses provided pursuant to this section are not exclusive, and the Corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee, or agent if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute:

               (a) A violation of the criminal law, unless the director, officer, employee, or agent had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful;

               (b) A transaction from which the director, officer, employee, or agent derived an improper personal benefit;

               (c) In the case of a director, a circumstance under which the liability provisions of Section 607.0834, Florida Statutes, are applicable; or

               (d) Willful misconduct or a conscious disregard for the best interests of the Corporation in a proceeding by or in the right of the Corporation to procure a judgment in its favor or in a proceeding by or in the right of a stockholder.

               Section 8. Indemnification and advancement of expenses as provided in this section shall continue as, unless otherwise provided when authorized or ratified, to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person, unless otherwise provided when authorized or ratified.

               Section 9. For purposes of this Article, the term "corporation" includes, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent)) absorbed in a consolidation or merger, so that any person who is or was a director, officer, employee, or agent of a constituent corporation, or is or was serving at the request of a constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, is in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

               Section 10.  For purposes of this Article:

               (a) The term "other enterprises" includes employee benefit plans;

               (b) The term "expenses" includes counsel fees, including those for appeal;

               (c) The term "liability" includes obligations to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to any employee benefit plan), and expenses actually and reasonably incurred with respect to a proceeding;

               (d) The term "proceeding" includes any threatened, pending, or completed action, suit, or other type of proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal;

               (e) The term "agent" includes a volunteer;

               (f) The term "serving at the request of the corporation" includes any service as a director, officer, employee, or agent of the Corporation that imposes duties on such persons, including duties relating to an employee benefit plan and its participants or beneficiaries; and

               (g) The term "not opposed to the best interest of the Corporation" describes the actions of a person who acts in good faith and in a manner he reasonably believes to be in the best interests of the participants and beneficiaries of an employee benefit plan.

               Section 11. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

               Section 12. The foregoing indemnifications shall not be deemed exclusive of any other rights to which any director, officer, employee or agent may be entitled under any by-law, agreement, vote of stockholders or as a matter of law or otherwise.

                                    ARTICLE XIV.

                                Certificates of Stock

                  The Certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and certify the number of shares owned by the holder and shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary or an Assistant Treasurer of the Corporation and sealed with the Seal of the Corporation.

                                     ARTICLE XV.

                                 Transfers of Stock

                  The shares of stock shall be transferable on the books of the Corporation by the person named in the Certificate or by attorney, lawfully constituted in writing, upon surrender of the certificate thereof.

                  The Board of Directors shall have power and authority to make all such rules and regulations as it shall deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation or scrip certificates for such stock.

                  The Board of Directors may appoint and remove transfer agents and registrars of transfers, and may require all stock certificates and/or scrip certificates to bear the signature of any such transfer agent and/or of any such registrar of the transfers.

                                    ARTICLE XVI.

                                     Record Date

                  The Board of Directors may fix a future date as the record date for determining the stockholders entitled to notice of a stockholders' meeting, to demand a special meeting, to vote or to take any other action. Such record date may not be more than seventy (70) days before the meeting or action requiring a determination of stockholders. A determination of stockholders entitled to notice of or to vote at a stockholders' meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

                  If no record date is fixed by the Board of directors for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, the close of business on the day before the first notice of the meeting is delivered to stockholders shall be the record date for such determination of stockholders.

                  The Board of Directors may fix a date as the record date for determining stockholders entitled to a distribution or share dividend. If no record date is fixed by the Board of Directors for such determination, it is the date the Board of Directors authorizes the distribution or share dividend.

                                    ARTICLE XVII.

                               Registered Stockholders

                  The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the Laws of Florida.

                                   ARTICLE XVIII.

                                  Lost Certificates

                  Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact and verify the same in such manner as the Board of Directors may require, and shall if the Board of Directors so requires, give the Corporation, its transfer agents, registrars and/or other agents a bond of indemnity in form and with one or more sureties satisfactory to the Board of Directors before a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to have been lost or destroyed.

                                    ARTICLE XIX.

                                 Inspection of Books

                  The Board of Directors shall determine from time to time whether, and if allowed, when and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders. No stockholder shall have any right to inspect any book or document of the Corporation except as such right may be conferred by the laws of the State of Florida or as may be authorized by the Board of Directors or the stockholders.

                                     ARTICLE XX.

                                    Checks, Etc.

                  All checks, drafts, acceptances, notes and other orders, demands or instruments in respect of the payment of money shall be signed or endorsed in behalf of the Corporation by such officer or officers or by such agent or agents as the Board of Directors may from time to time designate.

                                    ARTICLE XXI.

                                     Fiscal Year

                  The fiscal year of the Corporation shall end on the last Wednesday in the month of June of each year.




                                    ARTICLE XXII.

                                      Dividends

                  Dividends upon the capital stock of the Corporation may be declared at the discretion of the Board of Directors, at any regular or special meeting, subject to the provisions of the Articles of Incorporation and the Laws of the State of Florida.

                                   ARTICLE XXIII.

                                       Notices

                  Section 1. How Given: Notice required to be given by the Articles of Incorporation or by these By-Laws is effective when mailed postage prepaid and correctly addressed to the stockholder, officer or director, as the case may be, at such address as appears on the current records of the Corporation.

                  Section 2. Waiver of Notice: Notice of a meeting of the Board of Directors need not be given to any Director who signs a waiver of notice either before or after the meeting. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except when the Director states at the beginning of the meeting or promptly upon arrival, any objection to the transaction of business because the meeting is not lawfully called or convened.

                                    ARTICLE XXIV.

                                     Amendments

                  Unless otherwise provided in the Articles of Incorporation, these By-Laws may be altered, amended or repealed by the affirmative vote of a majority of the holders of Stock issued and outstanding and entitled to vote at any regular or special meeting of the stockholders, or by the affirmative vote of a majority of the Board of Directors at any regular or special meeting, if notice of the proposed alteration, amendment or repeal be contained in the notice of the meeting.